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                                                                    EXHIBIT 4.6

                          RADNOR HOLDINGS CORPORATION

                               OFFER TO EXCHANGE
                         $1,000 IN PRINCIPAL AMOUNT OF
                           10% SENIOR NOTES DUE 2003
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                                      FOR
                      EACH $1,000 IN PRINCIPAL AMOUNT OF
                     OUTSTANDING 10% SENIOR NOTES DUE 2003
                  THAT WERE ISSUED AND SOLD IN A TRANSACTION
                 EXEMPT FROM REGISTRATION UNDER THE SECURITIES
                           ACT OF 1933, AND AMENDED

To Our Clients:

  Enclosed for your consideration is a Prospectus dated      , 1997 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Radnor Holdings Corporation (the "Issuer") to exchange up to $100,000,000 in aggregate principal amount of its 10% Senior Notes due 2003 (the "New Notes") for up to $100,000,000 in aggregate principal amount of its outstanding 10% Senior Secured Notes due 2003 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Notes").

  The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

  Accordingly, we request instructions as to whether you wish us to tender any or all Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
Philadelphia time, on     ,      , 1997, unless extended (the "Expiration
Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

  Your attention is directed to the following:

  1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the New Notes for each $1,000 principal amount at maturity of the Old Notes, of which $100,000,000 aggregate principal amount of the Old Notes
was outstanding as of      , 1997. The terms of the New Notes are
substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes, except that the New Notes are freely transferrable by holders thereof (except as provided in the Prospectus).

  2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CERTAIN CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

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  3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
Philadelphia time, on   , 1997, unless extended.

  4. The issuer has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

  5. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to the Issuer will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal.

  The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

  If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Radnor Holdings Corporation, including the Prospectus and the Letter of Transmittal.

  This form will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you in the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

            Aggregate Principal Amount of Old Notes to be exchanged

                                   $      *


*I (we) understand that if I (we)         _____________________________________
sign these instruction forms without
indicating an aggregate principal
amount of Old Notes in the space
above, all Old Notes held by you for
my (our) account will be exchanged.

                                          _____________________________________
                                          Signature(s)

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________
                                          (Please Print name(s) and address
                                           above)

                                          Dated: ________________, 1997

                                          _____________________________________
                                          (Area Code & Telephone Number)

                                          _____________________________________
                                          (Taxpayer Identification or Social
                                          Security Number)

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